UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 25, 2012

Marathon Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35054	27-1284632
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

539 South Main Street Findlay, Ohio		45840-3229
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:

(419) 422-2121

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Marathon Petroleum Corporation (the “Corporation”) was held on April 25, 2012. The following are the voting results on proposals considered and voted upon at the meeting.

1.	ELECTION OF CLASS 1 DIRECTORS

The shareholders elected David A. Daberko, Donna A. James, Charles R. Lee and Seth E. Schofield as Class I directors, to serve terms expiring in 2015, by the following votes:

NOMINEE	VOTES FOR	WITHHELD	BROKER NON-VOTES
David A. Daberko	255,259,007	8,752,675	30,969,260
Donna A. James	253,221,192	10,790,490	30,969,260
Charles R. Lee	236,279,018	27,732,664	30,969,260
Seth E. Schofield	236,195,191	27,816,491	30,969,260

2.	RATIFICATION OF INDEPENDENT AUDITOR FOR 2012

The shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent auditor for the year ending December 31, 2012 by the following votes:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
293,728,112	797,147	455,683	0

3.	APPROVAL OF 2012 INCENTIVE COMPENSATION PLAN

The shareholders approved the Corporation’s 2012 Incentive Compensation Plan by the following votes:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
239,976,783	22,952,177	1,082,722	30,969,260

4.	ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The shareholders approved, on an advisory basis, the compensation of the Corporation’s named executive officers by the following votes:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
244,879,509	17,466,629	1,665,544	30,969,260

5.	ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTES TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The shareholders approved, on an advisory basis, the holding of an advisory vote on the compensation of the Corporation’s named executive officers every one year by the following votes:

VOTES FOR EVERY ONE YEAR	VOTES FOR EVERY TWO YEARS	VOTES FOR EVERY THREE YEARS	ABSTENTIONS	BROKER NON-VOTES
229,189,063	5,053,480	28,440,672	1,328,467	30,969,260

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this report:

Exhibit No.	Exhibit Description
10(a)	The Marathon Petroleum Corporation 2012 Incentive Compensation Plan filed as Exhibit 4.3 to the Corporation’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on April 27, 2012, Registration No. 333-181007, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Petroleum Corporation

Date: April 30, 2012	By:	/s/ J. Michael Wilder
Name: J. Michael Wilder
Title: Vice President, General Counsel and Secretary